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Exhibit 21.1

Entity Name	Domestic Juris
ACKA Tech, Inc.	China
Administraciones Directas Interactive Especializadas, S.C.	Mexico
APV (China) Co., Ltd.	China
APV (Thailand) Limited	Thailand
APV Asia Pte Ltd.	Singapore
APV Australia Pty Ltd.	Australia
APV Benelux B.V.	Netherlands
APV Benelux NV	Belgium
APV Czech Republic s.r.o.	Czech Republic
APV Deutschland GmbH	Germany
APV Far East Limited	Hong Kong
APV Far East Limited, Taiwan Branch	Taiwan
APV Finland Oy	Finland
APV France SAS	France
APV Hill and Mills (Malaysia) Sdn Bhd	Kuala Lumpur
APV Hungary Engineering and Representation Ltd. (APV Hungary Mérnöki és Képviseleti Kft)	Budapest
APV Ibérica Ingeniería Y Servicios, S.A.	Spain
APV Ireland Limited	Dublin 2
APV Italia S.p.A.	Milan
APV Japan, Inc.	Japan
APV Latin America Corporation	Delaware
APV Manufacturing (Shanghai) Co., Ltd.	China
APV Manufacturing Poland Sp. z.o.o.	Poland
APV Middle East FZE	United Arab Emirates
APV Middle East Limited	Riyadh
APV New Zealand Limited	New Zealand
APV Norge AS	Norway
APV North America, Inc.	Delaware
APV Overseas Holdings Limited	United Kingdom
APV Pty Ltd.	Australia
APV Rosista GmbH	Germany
APV Schweiz AG	Switzerland
APV Service Limited	Russian Federation
APV Soluciones Integrales, S.A.de C.V.	Mexico
APV South America Indústria e Comércio Ltda.	Brazil
APV Sp. z.o.o.	Poland
APV Sverige AB	Sweden
APV Systems Limited	United Kingdom
APV Thermotech GmbH	Germany
APV UK Limited	United Kingdom
Arrendadora Korco, S.A. de C.V.	Mexico
Aurora/Hydromatic Pumps Inc.	Delaware
A.T.T.A. Limited	Scotland
AUTOBOSS Tech, Inc.	China
Balcke-Duerr Italiana, S.r.l.	Rome
Balcke-Dürr GmbH	Germany
Balcke-Dürr GmbH, Hungarian Branch	Budapest
Balcke-Dürr Holding GmbH	Germany
Balcke-Dürr Management GmbH	Germany
Balcke-Dürr Polska Sp. Z o.o.	Poland
BDT Limited	India
Bran & Luebbe S.A.	Brazil

Entity Name	Domestic Juris
BRAN + LUEBBE Electronics GmbH & Co. KG	Heidelberg
BRAN + LUEBBE Electronics Verwaltungs-GmbH	Hamburg
BRAN + LUEBBE GmbH	Germany
BRAN + LUEBBE Grundbesitz Gbr	Germany
Bran+Luebbe AS	Norway
Bran+Luebbe Pty. Ltd.	Australia
CARTOOL Gesellschaft zur Herstellung von Spezial- und Sonderwerkzeugen für Kraftfahrzeuge m. b. H.	Germany
CARTOOL technische Entwicklungen GmbH	Germany
D.F. Bevan (Holdings) plc	United Kingdom
DBT Technologies (Pty) Ltd	South Africa
Deca S.r.L.	Italy
Dezurik Japan Co., Ltd.	Japan
Dezurik of Australia Proprietary Limited	NSW
Dezurik International Limited	United Kingdom
Dillroad Limited	United Kingdom
Dollinger Ireland Limited	Ireland
Domestic Subsidiary Corporation	Delaware
EGS Electrical Group LLC	Delaware
Engineering Analysis Associates, Inc.	Michigan
Fairanks Morse India Limited	India
Fairbanks Morse Pump Corporation	Kansas
FCD (Canada) Inc.	Federally Chartered
Flair Corporation	Delaware
Fluid Technologies, Inc.	Oklahoma
General Signal (China) Co., Ltd.	China
General Signal (S.E.G.) Asia Limited	Hong Kong
General Signal Europe Limited	United Kingdom
General Signal India Private Limited	India
General Signal International Corporation	Delaware
General Signal Ireland B.V.	Netherlands
General Signal UK Limited	United Kingdom
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	China
Hankison (UK) Limited	United Kingdom
Hankison de México, S. de R.L. de C.V.	Mexico
Heat Transfer Services Pte Ltd.	Singapore
IBS Filtran Kunstoff-/Metallerzeugnisse GmbH	Germany
Imagexpo, L.L.C.	Delaware
Invensys Philippines, Inc.	Philippines
Jack Hydraulics Limited	United Kingdom
J.P. Pumps Limited	United Kingdom
Johnson Pompes s.a.r.l.	France
Johnson Pump (Australia) Pty. Ltd.	Australia
Johnson Pump (India) Ltd.	India
Johnson Pump España S.L.	Spain
Johnson Pump Industrial AB	Sweden
Johnson Pump Italiana S.r.l.	Italy
Johnson Pump Oy	Finland
Johnson Pump Svenska AB	Sweden
Johnson Pumper A/S	Denmark
Johnson Pumps of America, Inc.	Delaware
Joseph Mason Limited	United Kingdom
Jurubatech Technologia Automotiva Ltda.	Brazil
Kayex China Holdings, Inc.	Delaware
Kennedy Wagstaff Limited	United Kingdom
Kent-Moore Brasil Indústria e Comércio Ltda.	Brazil

Entity Name	Domestic Juris
L & N Products Pty Limited	Australia
LAGTA Group Training Limited	Scotland
LAGTA Limited	Scotland
Leeds & Northrup (France) S.A.R.L.	France
Leeds & Northrup GmbH	Germany
Leeds & Northrup Italy, Srl	Italy
Leeds & Northrup Mexicana, S.A.	Mexico
Leeds & Northrup S.A.	Spain
M. R. Services Limited	United Kingdom
Mactek Pty Limited	Australia
Marley Canadian Inc.	Ontario
Marley Cooling Tower (Holdings) Limited	United Kingdom
Marley Engineered Products LLC	Delaware
Marley Mexicana S.A. de C.V.	Mexico
Marley Services S.C.	Mexico
Marley Water-Line Sdn. Bhd.	Malaysia
Mason Coatings plc	United Kingdom
MATRA-WERKE GmbH	Germany
MCT Services LLC	Delaware
Menk USA, LLC	Illinois
NESW 9 Limited	United Kingdom
New Signal, Inc.	Delaware
P.S.D., Inc	Ohio
Pearpoint Holdings, Limited	United Kingdom
Pearpoint Limited	United Kingdom
Pearpoint Overseas Limited	United Kingdom
Prepared Response, Inc.	Washington
Radiodetection (Canada) Ltd.	Ontario
Radiodetection (China) Limited	Hong Kong
Radiodetection Australia Pty Limited	Australia
Radiodetection B.V.	Netherlands
Radiodetection GmbH Ortungstechnik i.L.	Germany
Radiodetection Holdings Limited	United Kingdom
Radiodetection JV Sdn Bhd	Malaysia
Radiodetection Limited	United Kingdom
Radiodetection Sarl	France
Rathi Lightnin Mixers Private Limited	India
Safe Group Training Limited	Scotland
Service Solutions Brasil Desenvolvimento de Technologia Ltda.	São Paulo
Service Solutions Japan Limited	Japan
SOS Group Training (Edinburgh) Limited	Scotland
South Eastern Europe Services Limited	United Kingdom
Spore Holdings Limited	United Kingdom
SPX (Guangzhou) Cooling Technologies Co., Ltd.	China
SPX (Schweiz) A.G.	Switzerland
SPX (Tianjin) Cooling Technologies Co. Ltd.	China
SPX Air Treatment Limited	United Kingdom
SPX APV Danmark A/S	Denmark
SPX Australia Pty., Ltd.	Australia
SPX Canada	Ontario
SPX Canada Holdings I ULC	Nova Scotia
SPX Canada Holdings III ULC	Nova Scotia
SPX Canada Limited Partnership	Alberta
SPX Canada Partner I Co.	Nova Scotia
SPX Canada Partner II Co.	Nova Scotia
SPX Cooling Technologies (Beijing) Co. Ltd.	China

Entity Name	Domestic Juris
SPX Cooling Technologies (Zhangjiakou) Co. Ltd	China
SPX Cooling Technologies Australia Pty Limited	Australia
SPX Cooling Technologies Belgium S.A.	Belgium
SPX Cooling Technologies France SAS	France
SPX Cooling Technologies GmbH	Germany
SPX Cooling Technologies Ibérica, S.L.	Spain
SPX Cooling Technologies Italia S.p.A.	Italy
SPX Cooling Technologies Leipzig GmbH	Germany
SPX Cooling Technologies Malaysia Sdn Bhd	Malaysia
SPX Cooling Technologies Singapore Pte. Ltd.	Singapore
SPX Cooling Technologies UK Limited	United Kingdom
SPX Cooling Technologies, Inc.	Delaware
SPX Corporation (China) Co., Ltd.	China
SPX Corporation (Shanghai) Co., Ltd.	China
SPX CTS Italia S.r.l	Italy
SPX de México, S.A. de C.V.	Mexico
SPX Dehydration & Process Filtration B.V.	Netherlands
SPX Dehydration & Process Filtration Canada Inc.	Federally Chartered
SPX Dehydration & Process Filtration GmbH	Germany
SPX Europe GmbH	Germany
SPX Filtran (Beijing) Automotive Engineered Products Co.	China
SPX Filtran (Beijing) Filtration System Company Ltd.	China
SPX Filtran LLC	Delaware
SPX Finance SARL	Luxembourg
SPX Flow Technology (Shanghai) Co.	China
SPX Flow Technology Korea Co., Ltd.	South Korea
SPX France SARL	France
SPX Holding HK Limited	Hong Kong
SPX Holding Inc.	Connecticut
SPX Iberica S.A.	Spain
SPX India Private Limited	India
SPX International (Thailand) Limited	Thailand
SPX International e.G.	Germany
SPX International Holding GmbH	Germany
SPX International Management LLC	Delaware
SPX Italia S.r.l.	Italy
SPX Johnson Pump Marine AB	Sweden
SPX Korea Co., Ltd.	Korea
SPX Luxemboug Acquisition Company S.á.r.l.	Luxembourg
SPX Luxembourg Finance Company S.á.r.l.	Luxembourg
SPX Luxembourg Holding Company S.á.r.l.	Luxembourg
SPX Minnesota Properties, Inc.	Michigan
SPX Netherlands B.V.	Netherlands
SPX Pension Trust Company Limited	United Kingdom
SPX Process Equipment AB	Sweden
SPX Process Equipment BE NV	Brussels
SPX Process Equipment HK Limited	Hong Kong
SPX Process Equipment Limited	United Kingdom
SPX Process Equipment México, S.A. de C.V.	Mexico
SPX Process Equipment NL B.V.	Netherlands
SPX Process Equipment Pte. Ltd.	Singapore
SPX Process Equipment Pty Ltd.	Australia
SPX Receivables, LLC	Delaware
SPX Research & Development Center (Shanghai) Co., Ltd.	Shanghai
SPX Service Solutions Japan Limited	Japan
SPX Singapore Pte. Ltd.	Singapore

Entity Name	Domestic Juris
SPX Specialty Engineered Products (Shanghai) Co. Ltd.	Singapore
SPX Sweden AB	Sweden
SPX Technologies (Pty) Ltd.	Republic of South Africa
SPX Tigerholm Products AB	Sweden
SPX TPS HK Limited	Hong Kong
SPX Transportation & Industrial Solutions (Suzhou) Co., Ltd.	China
SPX U.L.M. GmbH	Germany
SPX UK Holding Limited	United Kingdom
SPX United Kingdom Limited	United Kingdom
SPX US Finance LLC	Delaware
SPX Valves & Controls (Shanghai) Co., Ltd.	China
SRE Electronics Limited	United Kingdom
TCI International, Inc.	Delaware
The Anglo-American Direct Tea Trading Company Limited	Scotland
The British Electronic Controls Limited	United Kingdom
The Consolidated Tea and Lands Company (India) Limited	Scotland
The Marley Company LLC	Delaware
The Marley-Wylain Company	Delaware
Tip Top Industrial Limited	Hong Kong
Tiros Sdn. Bhd.	Malaysia
TPS Tianyu Equipment Company Limited	PRC
Training Solutions (2000) Limited	Scotland
U.D.I. Finance Limited	Ireland
U.D.I. Mauritius Limited	Mauritius
UD-RD Holding Company Limited	United Kingdom
United Dominion Industries Corporation	Nova Scotia
Valley Forge (UK) Limited	United Kingdom
Valley Forge Technical Information Services GmbH	Germany
Valley Forge Technical Information Services, Inc.	Michigan
VL Churchill Limited	United Kingdom
Waukesha Electric Systems, Inc.	Wisconsin
WCB México, S.A. de C.V.	Mexico
WDLL Limited	Ireland
Weil-McLain (Shandong) Cast-Iron-Boiler Co., Ltd.	China
Wheway Hampshire Limited	United Kingdom
Wuxi Balcke Durr Technologies Company, Ltd.	China
XCel Erectors, Inc.	Delaware
Yantai Tip Top Industrial Co. Ltd.	China

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  Exhibit 21.1